WSFS Bank Center	WSFS Bank Place	1
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103

EXHIBIT 99.1
FOR IMMEDIATE RELEASE	Investor Relations Contact: Dominic C. Canuso
(302) 571-6833; dcanuso@wsfsbank.com
July 24, 2023	Media Contact: Rebecca Acevedo
(215) 253-5566; racevedo@wsfsbank.com

WSFS REPORTS 2Q 2023 EPS OF $1.12 AND ROA OF 1.36%;
RESULTS REFLECT SOLID LOAN AND DEPOSIT GROWTH, NIM OF 4.11%;
DIVERSIFIED FEE REVENUE INCREASE OF 6% FROM 1Q 2023

Wilmington, DE — WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, today announced its financial results for the second quarter of 2023.
Selected financial results and metrics are as follows:

(Dollars in millions, except per share data)	2Q 2023	1Q 2023	2Q 2022
Net interest income	$181.8	$182.5	$153.6
Fee revenue	66.9	63.1	72.0
Total net revenue	248.7	245.7	225.6
Provision for credit losses	15.8	29.0	8.3
Noninterest expense	141.3	133.0	134.0
Net income attributable to WSFS	68.7	62.4	60.7
Pre-provision net revenue (PPNR)(1)	107.5	112.6	91.6
Earnings per share (EPS) (diluted)	1.12	1.01	0.94
Return on average assets (ROA) (a)	1.36%	1.27%	1.17%
Return on average equity (ROE) (a)	11.8	11.2	10.1
Fee revenue as % of total net revenue	26.8	25.6	31.9
Efficiency ratio	56.7	54.0	59.3
See “Notes”
GAAP results for the quarterly periods shown below included the following items that are excluded from core results.

	2Q 2023		1Q 2023		2Q 2022
(Dollars in millions, except per share data)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)
Unrealized gain on equity investments, net	$—	$—	$—	$—	$6.0	$0.07
Visa derivative valuation adjustment(2)	0.6	0.01	0.6	0.01	—	—
Corporate development and restructuring expense	2.8	0.03	—	—	10.3	0.15

(1) As used in this press release, PPNR is a non-GAAP financial measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for credit losses. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(2) The Visa derivative valuation adjustment relates to our derivative liability established from the sale of 360,000 Visa Class B shares in 2Q 2020. The adjustment represents an expense to increase the liability and is included in Other income on the Summary Statements of Income.

WSFS Bank Center	WSFS Bank Place	2
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
CEO Commentary
Rodger Levenson, Chairman, President and CEO, said, "We were pleased with our 2Q operating results which continued to reflect the strength and diversity of our business model. This included solid loan and deposit growth, a NIM of 4.11%, and strong performance across our major fee businesses.
"Our balance sheet remains strong with stable credit metrics, an ACL coverage ratio of 1.28%, significant liquidity capacity, and capital levels above well-capitalized, even when including the effective AOCI(3) from the total investment portfolio.
"WSFS continues to serve our Customers and Communities. On June 14th, we held our first-ever "We Stand for Service Day", during which approximately 1,200 of our Associates provided nearly 5,000 hours of service to more than 80 nonprofit and community organizations across the Greater Philadelphia, Southern New Jersey and Delaware region.
"In addition, we were honored to be named a 2023 honoree of The Civic 50 Greater Philadelphia by the Philadelphia Foundation, in partnership with Points of Light and other local partners, for the second year in a row. This honor recognizes WSFS as one of the 50 most community-minded companies in Greater Philadelphia."

(3) As used in this press release, effective AOCI is a non-GAAP financial measure. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	3
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Highlights for 2Q 2023:
•Core EPS(4) was $1.16 compared to $1.02 for 2Q 2022.
•Core ROA(4) was 1.41% compared to 1.27% for 2Q 2022.
•Net loan growth of 2% (6% annualized) from 1Q 2023 driven by growth across the commercial portfolio and our consumer partnership with Spring EQ.
•Customer deposits increased by $380.1 million, or 2% (10% annualized) for the quarter, driven by transactional Trust and Wealth deposits, and reflecting our highly diverse and insured/protected deposit portfolio. Noninterest deposits represent 34% of total customer deposits.
•Net interest margin of 4.11% compared to 4.25% for 1Q 2023, reflects increasing deposit betas, partially offset by higher loan yields.
•Core fee revenue (noninterest income)(4) was $67.4 million, an increase of $3.7 million, or 6%, compared to 1Q 2023, resulting in a 27.0% core fee revenue ratio(4)
•Total net credit costs were $16.4 million, primarily due to provision driven by overall net loan growth, economic forecast changes and losses related to two C&I relationships that resolved during the quarter. The ACL coverage ratio was 1.28%, flat from 1Q 2023.
•WSFS Bank capital ratios remain well above well-capitalized levels, with total risk-based capital of 14.84% and CET1 of 13.66%.
•WSFS repurchased 357,278 shares of common stock at an average price of $38.32 per share, totaling an aggregate of $13.7 million. The Board of Directors also approved a quarterly cash dividend of $0.15 per share.

(4) As used in this press release, core EPS, core ROA, core fee revenue (noninterest income), and core fee revenue ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	4
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Second Quarter 2023 Discussion of Financial Results
Balance Sheet
The following table summarizes loan and lease balances and composition at June 30, 2023 compared to March 31, 2023 and June 30, 2022:

Loans and Leases
(Dollars in millions)	June 30, 2023		March 31, 2023		June 30, 2022
Commercial & industrial (C&I)	$4,533	37%	$4,443	37%	$4,444	39%
Commercial mortgage	3,553	29	3,473	29	3,322	29
Construction	955	7	1,024	8	934	8
Commercial small business leases	590	5	577	5	513	5
Total commercial loans and leases	9,631	78	9,517	79	9,213	81
Residential mortgage	847	7	801	6	808	7
Consumer	1,905	16	1,868	16	1,522	13
ACL	(172)	(1)	(169)	(1)	(142)	(1)
Net loans and leases	$12,211	100%	$12,017	100%	$11,401	100%
At June 30, 2023, WSFS’ net loan and lease portfolio increased $194.5 million, or 6% (annualized), when compared with March 31, 2023 due to increases of $90.1 million in C&I, $79.7 million in Commercial Real Estate mortgage, primarily due to construction loans converting to permanent mortgages, $36.8 million in our consumer portfolio, primarily from Spring EQ (home equity loans), and $13.5 million in NewLane (commercial small business leases).
In line with our 2022-2024 Strategic Plan, the C&I portfolio (including owner-occupied real estate) continued to be our largest portfolio at 37% of net loans and leases. Additionally, our total commercial loan and lease portfolio continues to represent a majority of our lending portfolio at 78% of net loans and leases.
Net loans and leases at June 30, 2023 increased $809.6 million, or 7%, when compared with June 30, 2022. The increase was driven by increases of $382.6 million in our consumer portfolio, primarily from Spring EQ, $231.1 million in commercial mortgage, $89.0 million in C&I, and $77.3 million in NewLane.

WSFS Bank Center	WSFS Bank Place	5
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
The following table summarizes customer deposit balances and composition at June 30, 2023 compared to March 31, 2023 and June 30, 2022:

Customer Deposits
(Dollars in millions)	June 30, 2023		March 31, 2023		June 30, 2022
Noninterest demand	$5,462	34%	$5,299	33%	$6,552	38%
Interest-bearing demand	2,969	18	3,159	20	3,396	20
Savings	1,815	11	1,967	13	2,313	13
Money market	4,375	27	4,002	25	3,882	23
Total core deposits	14,621	90	14,427	91	16,143	94
Customer time deposits	1,640	10	1,453	9	1,104	6
Total customer deposits	$16,261	100%	$15,880	100%	$17,247	100%
Total customer deposits increased $380.1 million, or 2% (10% annualized), when compared with March 31, 2023, primarily driven by a $267.2 million increase from transactional trust deposits, a $190.5 million increase in Wealth deposits mainly attributable to trust referrals, partially offset by a $53.8 million decrease in municipal deposits.
Customer deposits decreased by $1.0 billion from June 30, 2022 primarily driven by customer utilization of excess liquidity and $226.9 million lower transactional trust deposits.
More than half of our customer deposits, or 55%, are from our Commercial, Small Business and Wealth Management customer relationships. The loan to deposit ratio(5) was 75% at June 30, 2023, reflecting continued capacity to fund future loan growth. Our total protected deposits(6) were 72% of total customer deposits.
Core deposits were a strong 90% of total customer deposits, and no- and low-cost checking accounts represented a robust 52% of total customer deposits, at June 30, 2023, with a weighted average cost of 31bps for the quarter. These core deposits predominantly represent longer-term, less price-sensitive customer relationships.

(5) Ratio of net loans and leases to total customer deposits.
(6) Protected deposits include collateralized and FDIC insured deposits.

WSFS Bank Center	WSFS Bank Place	6
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Net Interest Income

	Three Months Ending
(Dollars in millions)	June 30, 2023	March 31, 2023	June 30, 2022
Net interest income before purchase accretion	$178.5	$179.1	$148.4
Purchase accounting accretion	3.3	3.4	5.2
Net interest income	$181.8	$182.5	$153.6

Net interest margin before purchase accretion	4.03%	4.17%	3.29%
Purchase accounting accretion	0.08	0.08	0.11
Net interest margin	4.11%	4.25%	3.40%
Net interest income decreased $0.7 million, or less than 1%, compared to 1Q 2023, primarily due to increasing deposit betas, partially offset by higher loan yields. Net interest income increased $28.2 million, or 18%, compared to 2Q 2022, primarily due to the benefits of our asset-sensitive balance sheet, partially offset by funding mix.
Net interest margin decreased 14bps from 1Q 2023 and increased 71bps from 2Q 2022, primarily due to the reasons noted above.
Total loan yields were 6.79%, an increase of 26 bps compared to 1Q 2023. Total customer deposit costs were 1.16%, an increase of 36 bps compared to 1Q 2023 and customer interest-bearing deposit costs were 1.75%, an increase of 51 bps compared to 1Q 2023.

WSFS Bank Center	WSFS Bank Place	7
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Asset Quality
The following table summarizes asset quality metrics as of and for the period ended June 30, 2023 compared to March 31, 2023 and June 30, 2022.

(Dollars in millions)	June 30, 2023	March 31, 2023	June 30, 2022
Problem assets	$465.3	$416.7	$567.5
Nonperforming assets	33.5	33.1	33.9
Delinquencies	72.8	100.5	59.5
Net charge-offs	13.1	11.7	2.6
Total net credit costs (recoveries) (r)	16.4	29.0	8.0
Problem assets to total Tier 1 capital plus ACL	20.14%	18.65%	26.24%
Classified assets to total Tier 1 capital plus ACL	15.37	15.38	16.65
Ratio of nonperforming assets to total assets	0.16	0.16	0.16
Ratio of nonperforming assets (excluding accruing TDRs) to total assets	—	—	0.10
Delinquencies to gross loans	0.59	0.83	0.52
Ratio of quarterly net charge-offs to average gross loans	0.43	0.40	0.09
Ratio of allowance for credit losses to total loans and leases (q)	1.28	1.28	1.13
Ratio of allowance for credit losses to nonaccruing loans	521	528	676
See “Notes”
Asset quality metrics remained relatively stable during the quarter and continued to reflect the strength of the originated and acquired portfolios. Total problem assets(7) increased $48.6 million compared to 1Q 2023. Total problem assets to total Tier 1 capital plus ACL increased 149 bps compared to 1Q 2023.
Delinquencies to gross loans decreased to 0.59% at June 30, 2023 compared to 0.83% at March 31, 2023, primarily driven by resolution of a few larger commercial maturities.
The ratio of nonperforming assets to total assets were flat from March 31, 2023 at 0.16% and remained at historically low levels. Net charge-offs for 2Q 2023 were $13.1 million, or 0.43% (annualized) of average gross loans. The increase over prior quarter was primarily due to losses from two C&I relationships that experienced significant credit events during the quarter and the continued portfolio maturation in our NewLane and Upstart portfolios.
Total net credit costs were $16.4 million in the quarter compared to $29.0 million in 1Q 2023, as the prior quarter's credit costs were higher due to the impacts of economic uncertainty and forecast on provisioning.
The ACL was $171.9 million as of June 30, 2023, an increase of $2.7 million from March 31, 2023, primarily due to loan growth. The ACL coverage ratio was 1.28%, flat from March 31, 2023.

(7) Total problem assets includes all criticized, classified, and nonperforming loans as well as other real estate owned (OREO).

WSFS Bank Center	WSFS Bank Place	8
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Core Fee Revenue
Core fee revenue (noninterest income) of $67.4 million increased $3.7 million, or 6% (not annualized), compared to 1Q 2023, primarily driven by increases of $1.8 million in Cash Connect®, $1.7 million in Wealth Management fees and $1.2 million in core banking fees across consumer partnerships, deposit service charges and SBA gain on sale. The increase was partially offset by a decrease of $1.2 million in capital markets fees, which can be uneven from period to period depending on loan origination volume and mix and interest rate environment.
Core fee revenue increased $1.4 million, or 2%, compared to 2Q 2022. When excluding the impact from the BMT Insurance Advisors (BMTIA) business, which was sold at the end of 2Q 2022, core fee revenue increased $2.6 million, or 4.0%, compared to 2Q 2022. The increase was primarily driven by an $8.0 million increase in Cash Connect® fees, partially offset by a decrease of $3.8 million in core banking fees from lower returns on derivative collateral as a result of funding optimization and consumer partnerships.
For 2Q 2023, our core fee revenue ratio was 27.0% compared to 25.8% in 1Q 2023 and 30.0% in 2Q 2022. Fees continue to be resilient and well-diversified among various sources, including Wealth Management, Cash Connect®, traditional and other banking fees, capital markets and mortgage banking.

WSFS Bank Center	WSFS Bank Place	9
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Core Noninterest Expense(8)
Core noninterest expense of $138.5 million increased $5.4 million, or 4% (not annualized), compared to 1Q 2023. When excluding a $2.3 million net benefit from nonrecurring items from 1Q 2023, core noninterest expense increased $3.1 million, or 2% (not annualized). The increase is primarily due to $1.7 million from professional fees, $1.0 million from equipment expenses, and $0.9 million from Cash Connect® funding costs driven by the rising interest rate environment.
Core noninterest expense increased $14.8 million, or 12%, compared to 2Q 2022. The increase is primarily due to $6.2 million in higher variable operating costs, $4.2 million from salaries and benefits, and $1.4 million from FDIC insurance assessment. Our core efficiency ratio was 55.5% in 2Q 2023, compared to 53.9% in 1Q 2023 and 56.2% in 2Q 2022.
Income Taxes
We recorded a $23.0 million income tax provision in 2Q 2023, compared to a $20.9 million income tax provision in 1Q 2023 and $22.4 million in 2Q 2022.
The effective tax rate was 25.1% in 2Q 2023, compared to 25.0% in 1Q 2023 and 26.9% in 2Q 2022. The decrease in effective tax rate for 2Q 2023 compared to 2Q 2022 was primarily due to discrete tax expense of $1.4 million related to nondeductible goodwill written off during the sale of the BMTIA business in 2Q 2022. Excluding this item, our 2Q 2022 effective tax rate was 25.2%.

(8) As used in this press release, core noninterest expense is a non-GAAP financial measure. This non-GAAP financial measure excludes corporate development and restructuring expense. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	10
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Capital Management
Capital levels remain strong and are all substantially in excess of the “well-capitalized” regulatory benchmarks at June 30, 2023 with WSFS Bank’s Tier 1 leverage ratio of 10.83%, Common Equity Tier 1 capital ratio and Tier 1 capital ratio of 13.66%, and Total Risk-based capital ratio of 14.84%.
WSFS’ total stockholders’ equity increased $8.3 million, or less than 1% (not annualized), during 2Q 2023. The increase was primarily due to quarterly earnings of $68.7 million, partially offset by a decline in accumulated other comprehensive income (AOCI) of $37.6 million from market-value declines on investment securities and capital returns of $22.9 million to stockholders comprising $13.7 million from share repurchases and $9.2 million from quarterly dividends.
WSFS’ tangible common equity(9) increased $12.3 million, or 1% (not annualized), compared to March 31, 2023. WSFS’ common equity to assets ratio was 11.35% at June 30, 2023, and our tangible common equity to tangible assets ratio(9) increased by 4bps during the quarter to 6.76%, primarily due to the reasons described above.
At June 30, 2023, book value per share was $37.89, an increase of $0.32, or 1% (not annualized), from March 31, 2023, and tangible common book value per share(9) was $21.45, an increase of $0.30, or 1% (not annualized), from March 31, 2023.
During 2Q 2023, WSFS repurchased 357,278 shares of common stock for an aggregate of $13.7 million. As of June 30, 2023, WSFS has 5,969,493 shares, or approximately 10% of outstanding shares, remaining to repurchase under its current authorizations.
The Board of Directors approved a quarterly cash dividend of $0.15 per share of common stock. This dividend will be paid on August 18, 2023 to stockholders of record as of August 4, 2023.

(9) As used in this press release, tangible common equity, tangible common equity to tangible assets ratio and tangible common book value per share are non-GAAP financial measures. These non-GAAP financial measures exclude goodwill and intangible assets and the related tax-effected amortization. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	11
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Selected Business Segments (included in previous results):
Wealth Management
The Wealth Management segment provides a broad array of planning and advisory services, investment management, trust services, credit and deposit products to individual, corporate, and institutional clients through multiple integrated businesses.
Selected quarterly performance results and metrics are as follows:

(Dollars in millions)	June 30, 2023	March 31, 2023	June 30, 2022
Net interest income	$21.5	$17.9	$10.6
(Recovery of) provision for credit losses	(0.5)	1.3	0.3
Fee revenue	32.9	30.9	32.8
Noninterest expense(10)	24.3	24.2	22.8
Pre-tax income	30.5	23.4	20.2
Performance Metrics
Trust fee revenue (Institutional Services and BMT of DE)	$17.5	$17.0	$16.0
Private wealth management fee revenue	14.4	13.1	14.8
AUM/AUA(11)	67,877	65,562	60,330
Wealth Management reported pre-tax income of $30.5 million in 2Q 2023 compared to $23.4 million in 1Q 2023, and $20.2 million in 2Q 2022. The quarter-over-quarter increase was primarily attributable to higher interest income, a seasonal increase in fees associated with tax preparation and record high revenue in Institutional Services. The year-over-year increase was mainly from the same factors.
Fee revenue was $32.9 million in 2Q 2023, compared to $30.9 million in 1Q 2023, an increase of $2.0 million, or 6%, primarily attributable to tax preparation and continued growth in Institutional Services. Fee revenue was roughly flat compared to 2Q 2022 as the sale of the BMTIA business in 2Q 2022 offset growth in Institutional Services fee revenue.
Total noninterest expense was $24.3 million in 2Q 2023, compared to $24.2 million in 1Q 2023 and $22.8 million in 2Q 2022. These increases were primarily driven by higher professional fees.
Net AUM of $8.1 billion at the end of 2Q 2023 increased $0.1 billion compared to 1Q 2023, and increased $0.5 billion compared to 2Q 2022. Both increases were primarily impacted by positive returns in both equity and fixed income markets.

(10) Includes intercompany allocation of expense and excludes provision for credit losses.
(11) Represents Assets Under Management and Assets Under Administration.

WSFS Bank Center	WSFS Bank Place	12
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Cash Connect®
Cash Connect® is a premier provider of ATM vault cash, smart safe and cash logistics services in the United States, servicing non-bank ATMs and retail safes nationwide and supports ATMs for WSFS Bank Customers with one of the largest branded ATM networks in our region.
Selected quarterly financial results and metrics are as follows:

(Dollars in millions)	June 30, 2023	March 31, 2023	June 30, 2022
Net revenue(12)	$17.0	$15.5	$11.6
Noninterest expense(13)	16.0	14.8	9.3
Pre-tax income	0.9	0.6	2.3
Performance Metrics
Cash managed	$1,632	$1,698	$1,978
Number of serviced non-bank ATMs and retail safes	34,325	34,067	34,234
Number of WSFS owned and branded ATMs	679	691	617
ROA	0.72%	0.45%	1.26%
Cash Connect® pre-tax income increased $0.3 million compared to 1Q 2023, driven by higher retail safe and managed services volume. Pre-tax income decreased $1.4 million compared to 2Q 2022, driven by increased operating costs associated with the rising interest rate environment and costs associated with the growth in the retail safe business. ROA of 0.72% in 2Q 2023 increased 27bps from 1Q 2023 and decreased 54bps from 2Q 2022, primarily driven by the reasons described above.
Net revenue of $17.0 million in 2Q 2023 was up $1.5 million from 1Q 2023 and up $5.3 million from 2Q 2022 driven by higher retail safe and managed services volume, the rising interest rate environment, and funding source optimization (offset by higher external funding expense).
Noninterest expense was $16.0 million in 2Q 2023, an increase of $1.2 million compared to 1Q 2023, and $6.7 million higher compared to 2Q 2022, driven by higher external funding expense and armored carrier expense year-over-year.
At the end of 2Q 2023, Cash Connect® had approximately $1.6 billion in cash managed with 21% year-over-year growth in retail safe units. Cash Connect® continues to focus on investment in its growing product lines and expand these services across the country, alongside a wide network and strong pipeline of channel partners, retailers, and top-tier financial institutions, in a commitment to improve margin and ROA.
(12) Includes intercompany allocation of income and net interest income.
(13) Includes intercompany allocation of expense.

WSFS Bank Center	WSFS Bank Place	13
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Second Quarter 2023 Earnings Release Conference Call
Management will conduct a conference call to review 2Q 2023 results at 1:00 p.m. Eastern Time (ET) on Tuesday, July 25, 2023. Interested parties may access the conference call live on our Investor Relations website (https://investors.wsfsbank.com). For those who cannot access the live conference call, a replay will be accessible shortly after the event concludes through our Investor Relations website.
About WSFS Financial Corporation
WSFS Financial Corporation is a multibillion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally-headquartered bank and trust company in the Greater Philadelphia and Delaware region. As of June 30, 2023, WSFS Financial Corporation had $20.4 billion in assets on its balance sheet and $67.9 billion in assets under management and administration. WSFS operates from 114 offices, 88 of which are banking offices, located in Pennsylvania (59), Delaware (39), New Jersey (14), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, consumer banking, treasury management and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Bryn Mawr Capital Management, LLC, Bryn Mawr Trust®, The Bryn Mawr Trust Company of Delaware, Cash Connect®, NewLane Finance®, Powdermill® Financial Solutions, WSFS Institutional Services®, WSFS Mortgage®, and WSFS Wealth® Investments. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

WSFS Bank Center	WSFS Bank Place	14
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
Forward-Looking Statements
This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, difficult market conditions and unfavorable economic trends in the United States generally and in financial markets, and particularly in the markets in which the Company operates and in which its loans are concentrated, including difficult and unfavorable conditions and trends related to housing markets, costs of living, unemployment levels, interest rates, supply chain issues, and inflation; the impacts related to or resulting from recent bank failures and other economic and industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions; possible additional loan losses and impairment of the collectability of loans; the Company's level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs and complying with government-imposed foreclosure moratoriums; changes in market interest rates which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company's investment securities portfolio; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial and industrial loans in the Company's loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company's operations potential expenses associated with complying with such regulations; the Company's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms; possible changes in trade, monetary and fiscal policies and stimulus programs, laws and regulations and other activities of governments, agencies, and similar organizations, and the uncertainty of the short- and long-term impacts of such changes; any impairments of the Company's goodwill or other intangible assets; the discontinued publication of London Inter-Bank Offered Rate (LIBOR) and the transition to the Secured Overnight Financing Rate (SOFR) as an alternative reference interest rate; the success of the Company's growth plans, including its plans to grow the commercial small business leasing, residential, small business and Small Business Administration (SBA) portfolios and wealth management business; the Company's ability to successfully integrate and fully realize the cost savings and other benefits of its acquisitions, manage risks related to business disruption following those acquisitions, and post-acquisition Customer acceptance of the Company's products and services and related Customer disintermediation, including its acquisition of BMBC; negative perceptions or publicity with respect to the Company generally and, in particular, the Company's trust and wealth management business; failure of the financial and operational controls of the Company's Cash Connect® division; adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings; the Company's reliance on third parties for certain important functions, including the operation of its core systems, and any failures by such third parties; system failures or cybersecurity incidents or other breaches of the Company's network security, particularly given widespread remote working arrangements; the Company's ability to recruit and retain key Associates; the effects of problems encountered by other financial institutions that adversely affect the Company or the banking industry generally; the effects of weather, including climate change, and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability, armed conflicts, public health crises and man-made disasters including terrorist attacks; the effects of regional or national civil unrest (including any resulting branch or ATM closures or damage); possible changes in the speed of loan prepayments by the Company's Customers and loan origination or sales volumes; possible changes in the speed of prepayments of mortgage-backed securities (MBS) due to changes in the interest rate environment, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate; regulatory limits on the Company's ability to receive dividends from its subsidiaries and pay dividends to its stockholders; any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; any compounding effects or unexpected interactions of the risks discussed above; and other risks and uncertainties, including those discussed in the Company's Form 10-K for the year ended December 31, 2022, Form 10-Q for the quarter ended March 31, 2023 and other documents filed by the Company with the Securities and Exchange Commission from time to time.
The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this press release, the terms "WSFS," "the Company," "registrant," "we," "us," and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.

WSFS Bank Center	WSFS Bank Place	15
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited)

	Three months ended			Six months ended
(Dollars in thousands, except per share data)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Interest income:
Interest and fees on loans	$207,884	$193,724	$129,342	$401,608	$248,223
Interest on mortgage-backed securities	27,130	27,526	27,377	54,656	50,490
Interest and dividends on investment securities	2,182	2,237	1,340	4,419	2,661
Other interest income	4,573	2,896	1,961	7,469	2,783
	241,769	226,383	160,020	468,152	304,157
Interest expense:
Interest on deposits	50,054	35,192	3,766	85,246	6,894
Interest on Federal Home Loan Bank advances	1,597	3,371	—	4,968	—
Interest on senior and subordinated debt	2,334	2,573	1,949	4,907	3,878
Interest on trust preferred borrowings	1,635	1,555	682	3,190	1,195
Interest on other borrowings	4,307	1,160	8	5,467	17
	59,927	43,851	6,405	103,778	11,984
Net interest income	181,842	182,532	153,615	364,374	292,173
Provision for credit losses	15,830	29,011	8,268	44,841	27,239
Net interest income after provision for credit losses	166,012	153,521	145,347	319,533	264,934
Noninterest income:
Credit/debit card and ATM income	14,430	13,361	8,772	27,791	16,453
Investment management and fiduciary revenue	32,379	30,476	31,192	62,855	61,373
Deposit service charges	6,277	6,039	6,071	12,316	11,896
Mortgage banking activities, net	1,304	1,122	2,211	2,426	5,109
Loan and lease fee income	1,190	1,372	1,698	2,562	3,032
Unrealized (loss) gain on equity investment, net	—	(4)	5,991	(4)	5,988
Bank-owned life insurance income	760	1,510	374	2,270	479
Other income	10,531	9,251	15,720	19,782	28,273
	66,871	63,127	72,029	129,998	132,603
Noninterest expense:
Salaries, benefits and other compensation	72,367	72,849	68,189	145,216	139,119
Occupancy expense	10,132	10,408	9,902	20,540	20,694
Equipment expense	10,810	9,792	10,388	20,602	20,761
Data processing and operations expense	4,771	4,724	5,288	9,495	10,647
Professional fees	6,118	4,439	5,273	10,557	8,724
Marketing expense	2,165	1,716	1,637	3,881	2,903
FDIC expenses	2,863	2,582	1,468	5,445	2,859
Loan workout and other credit costs	536	(55)	(226)	481	102
Corporate development expense	2,796	740	6,393	3,536	40,431
Restructuring expense	(26)	(761)	3,934	(787)	21,448
Other operating expenses	28,721	26,611	21,803	55,332	40,818
	141,253	133,045	134,049	274,298	308,506
Income before taxes	91,630	83,603	83,327	175,233	89,031
Income tax provision	23,035	20,941	22,425	43,976	24,162
Net income	68,595	62,662	60,902	131,257	64,869
Less: Net (loss) income attributable to noncontrolling interest	(83)	258	162	175	325
Net income attributable to WSFS	$68,678	$62,404	$60,740	$131,082	$64,544
Diluted earnings per share of common stock:	$1.12	$1.01	$0.94	$2.13	$1.00
Weighted average shares of common stock outstanding for fully diluted EPS	61,414,273	61,678,871	64,283,288	61,526,331	64,696,053
See “Notes”

WSFS Bank Center	WSFS Bank Place	16
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited) - continued

	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Performance Ratios:
Return on average assets (a)	1.36%	1.27%	1.17%	1.31%	0.62%
Return on average equity (a)	11.81	11.20	10.13	11.51	5.08
Return on average tangible common equity (a)(o)	21.66	21.19	18.61	21.43	9.14
Net interest margin (a)(b)	4.11	4.25	3.40	4.18	3.20
Efficiency ratio (c)	56.71	54.02	59.29	55.37	72.52
Noninterest income as a percentage of total net revenue (b)	26.85	25.63	31.86	26.24	31.17
See “Notes”

WSFS Bank Center	WSFS Bank Place	17
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands)	June 30, 2023	March 31, 2023	June 30, 2022
Assets:
Cash and due from banks	$723,034	$686,788	$1,036,554
Cash in non-owned ATMs	386,176	409,265	633,710
Investment securities, available-for-sale	3,954,918	4,086,459	4,496,087
Investment securities, held-to-maturity	1,079,768	1,094,799	1,064,182
Other investments	40,309	73,906	37,527
Net loans and leases (e)(f)(l)	12,211,112	12,016,579	11,401,486
Bank owned life insurance	101,108	100,907	100,515
Goodwill and intangibles	1,004,278	1,008,250	1,019,857
Other assets	884,988	842,337	760,298
Total assets	$20,385,691	$20,319,290	$20,550,216
Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$5,462,461	$5,299,094	$6,551,542
Interest-bearing deposits	10,798,060	10,581,285	10,695,127
Total customer deposits	16,260,521	15,880,379	17,246,669
Brokered deposits	167,435	309,309	22,938
Total deposits	16,427,956	16,189,688	17,269,607
Federal Home Loan Bank advances	—	800,000	—
Other borrowings	899,493	338,206	369,783
Other liabilities	750,858	688,052	597,950
Total liabilities	18,078,307	18,015,946	18,237,340
Stockholders’ equity of WSFS	2,314,659	2,306,362	2,315,360
Noncontrolling interest	(7,275)	(3,018)	(2,484)
Total stockholders' equity	2,307,384	2,303,344	2,312,876
Total liabilities and stockholders' equity	$20,385,691	$20,319,290	$20,550,216
Capital Ratios:
Equity to asset ratio	11.35%	11.35%	11.27%
Tangible common equity to tangible asset ratio (o)	6.76	6.72	6.63
Common equity Tier 1 capital (required: 4.5%; well capitalized: 6.5%) (g)	13.66	13.39	13.60
Tier 1 leverage (required: 4.00%; well-capitalized: 5.00%) (g)	10.83	10.57	10.02
Tier 1 risk-based capital (required: 6.00%; well-capitalized: 8.00%) (g)	13.66	13.39	13.60
Total risk-based capital (required: 8.00%; well-capitalized: 10.00%) (g)	14.84	14.56	14.57
Asset Quality Indicators:
Nonperforming assets:
Nonaccruing loans (t)	$33,003	$32,017	$21,011
Troubled debt restructurings (accruing)	—	—	12,484
Assets acquired through foreclosure	527	1,131	358
Total nonperforming assets	$33,530	$33,148	$33,853
Past due loans (h)	$13,571	$13,565	$11,894
Troubled loans	51,129	18,061	—
Allowance for credit losses	171,877	169,171	141,976
Ratio of nonperforming assets to total assets	0.16%	0.16%	0.16%
Ratio of nonperforming assets (excluding accruing TDRs) to total assets	—	—	0.10
Ratio of allowance for credit losses to total loans and leases (q)	1.28	1.28	1.13
Ratio of allowance for credit losses to nonaccruing loans	521	528	676
Ratio of quarterly net charge-offs to average gross loans (a)(e)(i)(n)	0.43	0.40	0.09
Ratio of year-to-date net charge-offs to average gross loans (a)(e)(i)(n)	0.41	0.40	0.10
See “Notes”

WSFS Bank Center	WSFS Bank Place	18
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET (Unaudited)

(Dollars in thousands)	Three months ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)
Assets:
Interest-earning assets:
Loans: (e) (j)
Commercial loans and leases (p)	$5,051,292	$86,073	6.85%	$4,954,622	$80,744	6.63%	$4,831,874	$56,950	4.74%
Commercial real estate loans (s)	4,484,162	78,018	6.98	4,425,354	71,828	6.58	4,238,090	43,448	4.11
Residential mortgage	804,390	9,384	4.67	769,581	8,628	4.48	787,909	8,774	4.45
Consumer loans	1,907,294	33,508	7.05	1,849,398	31,535	6.92	1,463,391	19,232	5.27
Loans held for sale	45,766	901	7.90	43,527	989	9.21	66,502	938	5.66
Total loans and leases	12,292,904	207,884	6.79	12,042,482	193,724	6.53	11,387,766	129,342	4.56
Mortgage-backed securities (d)	4,766,207	27,130	2.28	4,823,507	27,526	2.28	5,292,568	27,377	2.07
Investment securities (d)	370,530	2,182	2.62	376,760	2,237	2.86	285,610	1,340	2.21
Other interest-earning assets	345,791	4,573	5.30	240,943	2,896	4.87	1,206,849	1,961	0.65
Total interest-earning assets	$17,775,432	$241,769	5.46%	$17,483,692	$226,383	5.27%	$18,172,793	$160,020	3.54%
Allowance for credit losses	(170,968)			(153,181)			(136,773)
Cash and due from banks	255,590			230,193			268,485
Cash in non-owned ATMs	387,889			421,057			566,174
Bank owned life insurance	101,031			101,612			100,356
Other noninterest-earning assets	1,872,610			1,919,065			1,766,854
Total assets	$20,221,584			$20,002,438			$20,737,889
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Interest-bearing demand	$3,039,257	$6,525	0.86%	$3,142,930	$5,024	0.65%	$3,348,511	$941	0.11%
Savings	1,873,572	1,342	0.29	2,065,212	1,256	0.25	2,281,051	159	0.03
Money market	4,137,867	27,898	2.70	3,861,590	19,258	2.02	3,984,562	1,231	0.12
Customer time deposits	1,578,615	10,597	2.69	1,276,204	5,993	1.90	1,142,139	1,273	0.45
Total interest-bearing customer deposits	10,629,311	46,362	1.75	10,345,936	31,531	1.24	10,756,263	3,604	0.13
Brokered deposits	307,515	3,692	4.82	346,355	3,661	4.29	35,469	162	1.83
Total interest-bearing deposits	10,936,826	50,054	1.84	10,692,291	35,192	1.33	10,791,732	3,766	0.14
Federal Home Loan Bank advances	123,297	1,597	5.20	267,367	3,371	5.11	—	—	—
Trust preferred borrowings	90,511	1,635	7.25	90,459	1,555	6.97	90,312	682	3.03
Senior and subordinated debt	218,247	2,334	4.28	233,189	2,573	4.41	248,448	1,949	3.14
Other borrowed funds	390,576	4,307	4.42	131,221	1,160	3.59	31,045	8	0.10
Total interest-bearing liabilities	$11,759,457	$59,927	2.04%	$11,414,527	$43,851	1.56%	$11,161,537	$6,405	0.23%
Noninterest-bearing demand deposits	5,458,676			5,560,252			6,631,062
Other noninterest-bearing liabilities	674,300			770,565			543,587
Stockholders’ equity of WSFS	2,332,147			2,260,262			2,404,262
Noncontrolling interest	(2,996)			(3,168)			(2,559)
Total liabilities and equity	$20,221,584			$20,002,438			$20,737,889
Excess of interest-earning assets over interest-bearing liabilities	$6,015,975			$6,069,165			$7,011,256
Net interest and dividend income		$181,842			$182,532			$153,615
Interest rate spread			3.42%			3.71%			3.31%
Net interest margin			4.11%			4.25%			3.40%
See “Notes”

WSFS Bank Center	WSFS Bank Place	19
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

(Dollars in thousands, except per share data)	Three months ended			Six months ended
Stock Information:	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Market price of common stock:
High	$40.54	$51.77	$48.62	$51.77	$56.30
Low	29.59	34.83	37.03	29.59	37.03
Close	37.72	37.61	40.09	37.72	40.09
Book value per share of common stock	37.89	37.57	36.41
Tangible common book value per share of common stock (o)	21.45	21.15	20.37
Number of shares of common stock outstanding (000s)	61,093	61,387	63,587
Other Financial Data:
One-year repricing gap to total assets (k)	2.50%	3.34%	11.31%
Weighted average duration of the MBS portfolio	5.8 years	6.0 years	6.0 years
Unrealized losses on securities available for sale, net of taxes	$(550,890)	$(510,522)	$(395,212)
Number of Associates (FTEs) (m)	2,219	2,177	2,209
Number of offices (branches, LPO’s, operations centers, etc.)	114	119	121
Number of WSFS owned and branded ATMs	679	691	617
Notes:
(a)Annualized.
(b)Computed on a fully tax-equivalent basis.
(c)Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)Includes securities held-to-maturity (at amortized cost) and securities available-for-sale (at fair value).
(e)Net of unearned income.
(f)Net of allowance for credit losses.
(g)Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries. Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.
(h)Accruing loans which are contractually past due 90 days or more as to principal or interest. Balance includes student loans, which are U.S. government guaranteed with little risk of credit loss.
(i)Excludes loans held for sale.
(j)Nonperforming loans are included in average balance computations.
(k)The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(l)Includes loans held for sale and reverse mortgages.
(m)Includes seasonal Associates, when applicable.
(n)Excludes reverse mortgage loans.
(o)The Company uses non-GAAP (United States Generally Accepted Accounting Principles) financial information in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP financial measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(p)Includes commercial & industrial loans and commercial small business leases.
(q)Represents amortized cost basis for loans, leases and held-to-maturity securities.
(r)Includes provision for credit losses, loan workout expenses, OREO expenses and other credit costs.
(s)Includes commercial mortgage and commercial construction loans.
(t)Includes nonaccruing troubled loans beginning in 2023 and nonaccruing troubled debt restructurings prior to 2023.

WSFS Bank Center	WSFS Bank Place	20
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Dollars in thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation (o):	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net interest income (GAAP)	$181,842	$182,532	$153,615	$364,374	$292,173
Core net interest income (non-GAAP)	181,842	182,532	153,615	364,374	292,173
Noninterest income (GAAP)	66,871	63,127	72,029	129,998	132,603
(Plus)/less: Unrealized (loss) gain on equity investments, net	—	(4)	5,991	(4)	5,988
Plus: Visa derivative valuation adjustment	(552)	(553)	—	(1,105)	—
Core fee revenue (non-GAAP)	$67,423	$63,684	$66,038	$131,107	$126,615
Core net revenue (non-GAAP)	$249,265	$246,216	$219,653	$495,481	$418,788
Core net revenue (non-GAAP)(tax-equivalent)	$249,633	$246,859	$220,095	$496,492	$419,444
Noninterest expense (GAAP)	$141,253	$133,045	$134,049	$274,298	$308,506
Less: Corporate development expense	2,796	740	6,393	3,536	40,431
(Plus)/less: Restructuring expense	(26)	(761)	3,934	(787)	21,448
Core noninterest expense (non-GAAP)	$138,483	$133,066	$123,722	$271,549	$246,627
Core efficiency ratio (non-GAAP)	55.5%	53.9%	56.2%	54.7%	58.8%
Core fee revenue ratio (non-GAAP) (b)	27.0%	25.8%	30.0%	26.4%	30.2%

	End of period
	June 30, 2023	March 31, 2023	June 30, 2022
Total assets (GAAP)	$20,385,691	$20,319,290	$20,550,216
Less: Goodwill and other intangible assets	1,004,278	1,008,250	1,019,857
Total tangible assets (non-GAAP)	$19,381,413	$19,311,040	$19,530,359
Total stockholders’ equity of WSFS (GAAP)	$2,314,659	$2,306,362	$2,315,360
Less: Goodwill and other intangible assets	1,004,278	1,008,250	1,019,857
Total tangible common equity (non-GAAP)	$1,310,381	$1,298,112	$1,295,503

Tangible common book value per share:
Book value per share (GAAP)	$37.89	$37.57	$36.41
Tangible common book value per share (non-GAAP)	21.45	21.15	20.37
Tangible common equity to tangible assets:
Equity to asset ratio (GAAP)	11.35%	11.35%	11.27%
Tangible common equity to tangible assets ratio (non-GAAP)	6.76	6.72	6.63

WSFS Bank Center	WSFS Bank Place	21
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
GAAP net income attributable to WSFS	$68,678	$62,404	$60,740	$131,082	$64,544
Plus/(less): Pre-tax adjustments: Unrealized (loss)/gain on equity investments, net, Visa derivative valuation adjustment, and corporate development and restructuring expense	3,322	536	4,336	3,858	55,891
(Plus)/less: Tax impact of pre-tax adjustments	(798)	(134)	334	(976)	(12,358)
Adjusted net income (non-GAAP) attributable to WSFS	$71,202	$62,806	$65,410	$133,964	$108,077

GAAP return on average assets (ROA)	1.36%	1.27%	1.17%	1.31%	0.62%
Plus/(less): Pre-tax adjustments: Unrealized (loss)/gain on equity investments, net, Visa derivative valuation adjustment, and corporate development and restructuring expense	0.07	0.01	0.08	0.04	0.54
(Plus)/less: Tax impact of pre-tax adjustments	(0.02)	(0.01)	0.02	(0.01)	(0.12)
Core ROA (non-GAAP)	1.41%	1.27%	1.27%	1.34%	1.04%

Earnings per share (diluted) (GAAP)	$1.12	$1.01	$0.94	$2.13	$1.00
Plus/(less): Pre-tax adjustments: Unrealized (loss)/gain on equity investments, net, Visa derivative valuation adjustment, and corporate development and restructuring expense	0.05	0.01	0.07	0.06	0.86
(Plus)/less: Tax impact of pre-tax adjustments	(0.01)	—	0.01	(0.01)	(0.19)
Core earnings per share (non-GAAP)	$1.16	$1.02	$1.02	$2.18	$1.67

Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$68,678	$62,404	$60,740	$131,082	$64,544
Plus: Tax effected amortization of intangible assets	2,884	2,880	2,940	5,764	5,921
Net tangible income (non-GAAP)	$71,562	$65,284	$63,680	$136,846	$70,465
Average stockholders’ equity of WSFS	$2,332,147	$2,260,262	$2,404,262	$2,296,403	$2,562,384
Less: Average goodwill and intangible assets	1,006,972	1,010,645	1,032,131	1,008,798	1,007,602
Net average tangible common equity	$1,325,175	$1,249,617	$1,372,131	$1,287,605	$1,554,782
Return on average tangible common equity (non-GAAP)	21.66%	21.19%	18.61%	21.43%	9.14%

WSFS Bank Center	WSFS Bank Place	22
500 Delaware Avenue,	1818 Market St,
Wilmington, Delaware 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Calculation of PPNR:
Net income (GAAP)	$68,595	$62,662	$60,902	$131,257	$64,869
Plus: Income tax provision	23,035	20,941	22,425	43,976	24,162
Plus: Provision for credit losses	15,830	29,011	8,268	44,841	27,239
PPNR (non-GAAP)	$107,460	$112,614	$91,595	$220,074	$116,270
Plus/(less): Pre-tax adjustments: Unrealized (loss)/gain on equity investments, net, Visa derivative valuation adjustment, and corporate development and restructuring expense	3,322	536	4,336	3,858	55,891
Core PPNR (non-GAAP)	$110,782	$113,150	$95,931	$223,932	$172,161

Three months ended
June 30, 2023
Calculation of effective AOCI
Unrealized losses on AFS securities	$527,781
Unrealized losses on securities transferred from AFS to HTM	99,945
Unrecognized fair value losses on HTM securities	73,925
Effective AOCI (non-GAAP)	$701,651